                                                                    EXHIBIT 18.2

                                PLEDGE AGREEMENT

         THIS STOCK PLEDGE AND SECURITY AGREEMENT, made this 17th day of April, 2001 (the "Pledge Agreement"), by and between PF Management, Inc. a North Carolina corporation with principal offices in Hickory, North Carolina ("Pledgor"), John H. Elmore, Jr., ("Pledgee"), James C. Richardson, Jr. ("Richardson") and T. Stewart Gibson ("Agent").

                                   WITNESSETH:

         WHEREAS, Pledgor is the legal and beneficial owner of 5,365 shares of stock of Pierre Foods, Inc. ("Pierre Foods") as shown on Exhibit A (the "Pledged Shares") attached and incorporated herein by reference; and

         WHEREAS, pursuant to a certain assumption agreement dated as of the date hereof (the "Assumption Agreement") by and among the Pledgor, Pledgee, and Richardson, Pledgor has agreed to assume the obligation of Richardson to the Pledgee evidenced by that certain Note from Richardson to the Pledgee dated February 28, 2000 (the "Note"); and

         WHEREAS, as a condition precedent to the effectiveness of the assumption and as an inducement to the Pledgee for permitting the assumption, the Pledgor has agreed to execute and deliver this Pledge Agreement to secure the Note for the benefit of the Pledgee.

         1. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Pledgor Obligations (as defined in Section 2 hereof), the Pledgor hereby pledges and assigns to the Agent, for the benefit of the Pledgee, and grants to the Agent, for the benefit of the Pledgee, a continuing security interest in any and all right, title and interest of the Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Pledged Collateral"):

                  (a) Pledged Shares. The 5,365 shares of the issued and outstanding capital stock of Pierre Foods owned by the Pledgor as shown on Exhibit A attached hereto, together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the shares of capital stock described in (i) and (ii) below, the "Pledged Shares"), including, but not limited to, the following:

                           (i) all shares, securities or certificates representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of the Pledged Shares; and

                           (ii) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which Pierre Foods is not the surviving corporation, all shares of each class of the
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                  capital stock of the successor corporation formed by or
                  resulting from such consolidation or merger.

                  (b) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form, including cash distributions or sums received attributable to the Pledged Shares.

         2. Security for Pledgor Obligations. The security interest created hereby in the Pledged Collateral of the Pledgor constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the "Pledgor Obligations"):

                  (a)      the Note; and

                  (b) all expenses and charges, legal and otherwise, reasonably incurred by the Agent and/or the Pledgee in collecting or enforcing the Note or in realizing on or protecting any security therefor, including without limitation the security afforded hereunder.

         3.  Delivery of the Pledged Collateral. The Pledgor hereby agrees that:

                  (a) Delivery of Certificates. The Pledgor shall deliver to the Agent (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares of the Pledgor and (ii) promptly upon the receipt thereof by or on behalf of the Pledgor, all other certificates and instruments constituting Pledged Collateral of the Pledgor. Prior to delivery to the Agent, all such certificates and instruments constituting Pledged Collateral of the Pledgor shall be held in trust by the Pledgor for the benefit of the Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank.

                  (b) Additional Securities. If the Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) stock certificate or other certificate evidencing an ownership interest, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) option or right whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities or other certificate evidencing an ownership interest; or (iv) distributions of securities or other certificate evidencing an ownership interest in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then the Pledgor shall receive such security, certificate, instrument, option, right or distribution in trust for the benefit of the Agent, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations.
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                  (c)      Financing Statements. The Pledgor shall execute and
         deliver to the Agent such UCC or other applicable financing statements as may be reasonably requested by the Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of the Pledgor.

         4. Representations and Warranties. The Pledgor hereby represents and warrants to the Agent, for the benefit of the Pledgee, that so long as any of the Pledgor Obligations remain outstanding:

                  (a) Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable, and are not subject to preemptive rights. All other shares of capital stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable, and not subject to preemptive rights.

                  (b) Title. The Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any pledges, hypothecations, liens, security interests, charges, options, restrictions or other encumbrances (collectively "Liens"), except the security interest created by this Pledge Agreement (the "Permitted Lien"). There exists no "adverse claim" within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the State of North Carolina (the "UCC") with respect to the Pledged Shares of the Pledgor.

                  (c) Exercising of Rights. The exercise by the Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting the Pledgor or any of its property.

                  (d) Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any governmental authority or with the issuer of any Pledged Shares is required either (i) for the pledge made by the Pledgor or for the granting of the security interest by the Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Agent or the Pledgee of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities),

                  (e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Agent, for the benefit of the Pledgee, in the Pledged Collateral. The taking of possession by the Agent of the certificates representing the certificated Pledged Shares and all other certificates and instruments constituting the Pledged Collateral will perfect and establish the first priority of the Agent's security interest in the certificated Pledged Shares and, when properly perfected by filing or registration, in all other Pledged Collateral represented by such Pledged Shares and instruments securing the Pledgor Obligations. Pledged Shares are represented by certificated shares. In the event any capital shares constituting the Pledged Collateral are uncertificated, Pledgor agrees to take all action, or permit the Agent to take such action, as necessary to certificate such capital shares or as may be necessary to perfect an established first priority security interest therein.

         5. Covenants. The Pledgor hereby covenants, that so long as any of the Pledgor Obligations remain outstanding, the Pledgor shall:

                 (a) Books and Record. Mark its books and records to reflect the security interest granted to the Agent, for the benefit of the Pledgee, pursuant to this Pledge Agreement.

                 (b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of the Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for the Permitted Lien, and not sell, exchange, transfer, assign, or otherwise dispose of the Pledged Collateral of such Pledgor or any interest therein.

                 (c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of the Pledgor (including without limitation any and all action necessary to satisfy the Agent that the Agent has obtained a first priority perfected security interest in any capital stock); (ii) enable the Agent or Pledgee to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of the Pledgor, and (iii) otherwise effect the purposes of this Pledge Agreement, including without limitation and if requested by the Agent, delivering to the Agent irrevocable proxies in respect of the Pledged Collateral of the Pledgor.

                  (d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of the Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of the Pledgor.

                  (e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by the Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of the Pledgor.

         6. Advances by Pledgee. On failure of the Pledgor to perform any of the covenants and agreements contained herein, the Pledgee may perform the same and in so doing may expend such sums as the Pledgee may reasonably deem advisable in the performance thereof and for the protection of the security hereof. All such sums and amounts so expended by the Pledgee shall be repayable by the Pledgor promptly upon timely notice thereof and demand therefor and shall constitute additional Pledgor Obligations and shall bear interest from the date said amounts are expended at the default rate specified in the Note. No such performance of any covenant or agreement by the Pledgee on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgor of any default under the term of this Pledge Agreement or the Note.

         7. Events of Default. The occurrence of any one or more of the following shall constitute


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an "Event of Default" hereunder and under the Note:

                  (a) The failure to make any payment of principal or interest on the Note after the same becomes due, unless such failure is cured within ten
(10) days from the due date; or

                  (b) The failure to perform any other obligations under this Pledge Agreement or the Note, unless such failure is cured within fifteen (15) days after notice thereof is given; or

                  (c) The commencement of any proceedings by or against Richardson or the Pledgor as debtor, under any applicable bankruptcy, insolvency or similar laws for the relief of debtors, other than an involuntary proceeding that is dismissed within 60 days after commencement, or any general assignment by Richardson or the Pledgor for the benefit of creditors, or any other action taken by Richardson or the Pledgor or their creditors resulting in the marshalling of either of their assets and liabilities to pay creditors.

         8.  Remedies.

                  (a) General Remedies. Upon the occurrence of an Event of Default and notice thereof from the Pledgee, the Agent shall deliver to the Pledgee the Pledged Collateral and Pledgee shall, in addition to the rights and remedies provided herein, in the Note or by law, have the rights and remedies of a secured party under the UCC or any other applicable law.

                 (b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section and without notice, the Pledgee may, in his sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Pledgee may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, the Pledgee may in such event, bid for the purchase of such securities or certificates. The Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by the Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Pledgor at least 10 days before the time of such sale. The Pledgee shall not be obligated to make any sale of Pledged Collateral of the Pledgor regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgor recognizes that the Pledgee may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities or certificates constituting Pledged Collateral and that the Pledgee may, therefore, determine to make one or more private sales of any such securities or certificates to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities or certificates for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to delay sale of any such securities or certificates for the period of time necessary to permit the issuer of such securities or certificates to register such securities or certificates for public sale under the Securities Act of 1933. The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, and the Pledgee may, in such event, bid for the purchase of such securities or certificates.

                 (d) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default, the Pledgee, after providing the notices required by Section 9-505(2) of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, may retain all or any portion of the Pledged Collateral in satisfaction of the Pledgor Obligations. Unless and until the Pledgee shall have provided such notices, however, the Pledgee shall not be deemed to have retained any Pledged Collateral in satisfaction of any Pledgor Obligations for any reason.

                 (e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Pledgee is legally entitled, the Pledgor and Richardson shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate specified in the Note, together with the costs of collection and the reasonable fees of any attorneys employed by the Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Pledgor Obligations shall be returned to the Pledgor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

         9.  Rights of the Agent.

                 (a) Power of Attorney. In addition to other powers of attorney contained herein, the Pledgor hereby designates and appoints the Agent, on behalf of the Pledgee, irrevocably and with power of substitution, with authority to take any or all of the following actions:

                          (i) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct;

                          (ii) to receive payment of and receipt for any and all
                 monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

                         (iii) to sign and endorse any drafts, assignments,
                 proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

                         (iv)  execute and deliver all assignments,
                 conveyances, statements, financing statements, renewal financing statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

                         (v) to do and perform all such other acts and things as the Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral of such Pledgor.

         This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Pledgor Obligations remain outstanding. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in Pledged Collateral.

                 (b) Limited Responsibility of Agent. Prior to an Event of Default, the Agent shall not effect or permit any sales, exchanges or other dispositions of the Pledged Collateral without the prior written consent of the Pledgee and Pledgor. Notwithstanding anything hereunto the contrary, other than safegarding and preserving the Pledged Collateral, the Agent will have no responsibility to take any action under this Agreement unless its reasonable fees for commencing and completing such action have been paid in advance by either the Pledgor or Pledgee. The Agent shall have no duty to investigate or make any determination as to whether an Event of Default exists under the Note and shall comply with the instructions accompanying a notice of default from the Pledgee without regard to whether the Agent believes such a default exists. Pledgor hereby agrees to indemnify and hold harmless Agent against any and all claims, causes of action, liabilities, and damages, including without limitation, in and all court costs and reasonable attorneys fees, in any way related to or arising out of or in connection with this Pledge Agreement or any action taken or not taken pursuant hereto, except to the extent cause by Agent's gross negligence or willful misconduct. Pledgee hereby agrees to indemnify and hold harmless the Agent from any and all claims, causes of action, liabilities, and damages, including, without limitation, any and all court costs and reasonable attorneys fees, directly related to or directly arising out of or in connection with any action taken or not taken pursuant hereto at the request of or pursuant to the instructions of the Pledgee, except to the extent caused by Agent's gross negligence or willful misconduct.

                 (c) Resignation. Agent reserves the right to resign as the Agent under this Agreement, such resignation to be effective upon ten
        (10) days written notice thereof given to the Pledgor and Pledgee. Upon notification of the appointment of a successor Agent by the Pledgee within the aforesaid ten (10) day period, the Agent shall deliver this Pledge Agreement and all Pledged Collateral to said successor Agent, and shall thereafter have no further responsibility or obligations hereunder. In the event the substitute Agent is not promptly appointed, the Agent may unless the Pledgor and Pledgee mutually agree to some other arrangement, at the Agent's election, either: (i) deliver this Pledge Agreement to the Pledgee along with all Pledged Collateral, or
        (ii) tender into the custody of any court of competent jurisdiction all Pledged Collateral in its hands under the terms of this Pledge Agreement, and in either event shall thereafter be discharged from any further obligations hereunder.

                 (d) The Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Agent hereunder, the Agent shall have no other duty or liability. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry.

                 (e)  Voting Rights in Respect of the Pledged Collateral.

                          (i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, the Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Note; and

                          (ii) Upon the occurrence and during the continuance of
                 an Event of Default and notice thereof by the Pledgee, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon become vested in the Pledgee which shall then have the sole right to exercise such voting and other consensual rights.

                 (f)  Dividend Rights in Respect of the Pledged Collateral.

                          All dividend payments or other sums which are received
by the Pledgor or Agent shall be received in trust for the benefit of the Pledgee, and, if received by the Pledgor, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over and endorsed to the Agent or Pledgee, as the case may be, as Pledged Collateral in the exact form received, to be held by the Pledgee or Agent as Pledged Collateral and as further collateral security for the Pledgor Obligations, or in the discretion and direction of the Pledgee to be applied to the payment of any amount due under the Pledgor Obligations.

         10. Application of Proceeds . Upon the occurrence of and during the continuance of an Event of Default, any payments in respect of the Pledgor Obligations and any proceeds of any Pledged Collateral, when received by the Agent or Pledgee, will be applied as follows: first, to all reasonable costs and expenses of the Agent (including without limitation reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of this Pledge Agreement and/or the Note; second, to all costs and expenses of the Pledgee (including without limitation reasonable attorneys' fees and expenses) incurred in connection with the implementation and/or enforcement of this Pledge Agreement and/or the Note; third, to the principal amount of the Pledgor Obligations; fourth, to such of the Pledgor Obligations consisting of accrued but unpaid, interest and fees; fifth, to all other amounts payable with respect to the Pledgor Obligations; and sixth, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus. The Pledgor and Richardson shall remain liable to the Agent and the Pledgee for any deficiency.

          11.  Continuing Agreement.

                  (a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long the Note remains outstanding. Upon full payment of the Note, this Pledge Agreement shall be automatically terminated and the Pledgee shall, upon the request of the Pledgor, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgor evidencing such termination. Upon full satisfaction of the secured Note and notice of such satisfaction from the Pledgee, Agent shall promptly assign and deliver to the Pledgor, or to such person or persons as the Pledgor shall designate, all of the Pledged Collateral still held hereunder, accompanied by appropriate instruments of reassignment. Any such reassignment shall be without recourse to or warranty by the Pledgee. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

                  (b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Pledgor Obligations is rescinded or must otherwise be restored or returned by the Agent or the Pledgee as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Pledgor Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Agent or the Pledgee in defending and enforcing such reinstatement shall be deemed to be included as a part of the Pledgor Obligations.

         12. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions thereof may not be amended, waived, modified, changed, discharged or terminated except with the written consent of all parties.

         13. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon each the Pledgor and Richardson, their heirs, successors and assigns and shall inure, together with the rights and remedies of the Agent and the Pledgee hereunder, to the benefit of the Agent and the Pledgee and their successors and permitted assigns; provided, however, neither the Pledgor or Richardson may assign its rights or delegate its duties hereunder without the prior written consent of the Agent. To the fullest extent permitted by law, the Pledgor and Richardson hereby release the Agent and the Pledgee, and their heirs, successors and permitted assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except for any liability arising from the gross negligence or willful misconduct of the Agent, or the Pledgee, or their officers, employees or agents.

         14. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered by hand (including, but not limited to, by means of overnight courier service), (b) sent by facsimile (with receipt confirmed) or
(c) except as otherwise provided herein, deposited in the mail, registered or certified mail, postage prepaid, the following addresses:

                  If to Pledgee:

                                    John H. Elmore, Jr.
                                    Post Office Box 445
                                    Catawba, North Carolina  28609
                                    Facsimile: (828) 241-3346

                  If to Pledgor or Richardson:

                                    PF Management, Inc.
                                    Post Office Box 3967
                                    Hickory, North Carolina  28603
                                    Attn:  Brian D. Davis
                                    Facsimile:  (828) 324-7491

                                    Street Address:  361 Second Street, NW
                                            Hickory, North Carolina  28601

                  If to Agent:

                                    T. Stewart Gibson
                                    Battle, Winslow, Scott & Wiley, P.A.
                                    2343 Professional Drive
                                    Post Office Box 7100
                                    Rocky Mount, North Carolina  27804
                                    Facsimile:  (252) 937-8100

or to such other address as the party to receive any such communication or notice may have designated by written notice to the other party.

         All periods of notice shall be measured from the date of delivery thereof, if delivered in hand, from the date of mailing thereof, if mailed, and from the date transmitted if delivered by facsimile transmission.

         15. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

         16. Heading. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

         17. Governing Law. This Pledge Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the state of North Carolina.

         18. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR, RICHARDSON, PLEDGEE AND AGENT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS PLEDGE AGREEMENT, THE NOTE OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

         19. Severability. If any provision of any of the Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         20. Entirety. This Pledge Agreement and the Note represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any.

         21. Survival. All representations and warranties of the Pledgor hereunder shall survive the execution and delivery of this Pledge Agreement.


         22. Joint and Several Obligations of Pledgors. The Pledgor and Richardson jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with respect to the payment and performance of all of the Pledgor Obligations arising under this Pledge Agreement and the Note, it being the intention of the parties hereto that all the Pledgor Obligations shall be the joint and several obligations of the Pledgor and Richardson without preferences or distinction among them.

         23. Irrevocable Authorization and Instruction to Issuers. Each Pledgor and Richardson hereby authorizes and instructs Pierre Foods, its successors and assigns, to comply with any instruction received by it from the Agent or Pledgee in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor or Richardson, and the Pledgor and Richardson agree that Pierre Foods, its successor and assigns, shall be fully protected in so complying.

         24. Note Modification. All reference in the Note to Pledge Agreement shall mean this Pledge Agreement, and the Note is modified accordingly.



                [remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.



                                    PF Management, Inc.

                                    By: /s/ David R. Clark
                                       -----------------------------------------
                                    David R. Clark
                                    President

                                    /s/ James C. Richardson, Jr.
                                    -----------------------------------(SEAL)
                                    James C. Richardson, Jr.


                                    /s/ John H. Elmore, Jr.
                                    -----------------------------------(SEAL)
                                    John H. Elmore, Jr.


                                    /s/ T. Stewart Gibson
                                    ------------------------------------------
                                    T. Stewart Gibson, Agent

                                    EXHIBIT A

                                 PLEDGED SHARES


             Certificate No.                                     No./Shares
             ---------------                                     ----------
                FF 0567                                             5,365